Exhibit 10.13

SECOND AMENDMENT TO LEASE AGREEMENT

This Second Amendment to Lease Agreement (“Amendment”) is made and entered into this 30th day of December 2004 (the “Effective Date”) and is by and between SL Investments V, a Delaware limited liability company (“Landlord”) and CyberSource Corporation, a Delaware corporation (“Tenant”).

Recitals

A. Landlord’s predecessor-in-interest, Shoreline Investments V, a California general partnership, and Tenant entered into that certain Lease Agreement dated November 3, 1999 (the “Original Lease”), for the premises containing approximately seventy-two thousand (72,000) square feet located at 1295 Charleston Road, Mountain View, California (the “Premises”). The Original Lease was amended pursuant to that certain First Amendment to Lease Agreement dated as of “September 11, 2003” (the “First Amendment”). The Original Lease as amended by the First Amendment is referred to hereinafter as the “Lease”. The Lease has been assigned to Landlord.

B. Landlord and Tenant desire to enter into this Amendment to provide for the extension of the Lease Term and to modify the Monthly Installments of rent payable under the Lease.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. Unless otherwise expressly provided herein, all terms which are given a special definition by the Lease that are used herein are intended to be used with the definition given to them by the Lease.

2. Term. Paragraph 3 of the Lease is hereby amended to provide that the Lease Term shall expire on December 31, 2011.

3. Monthly Installments of Rent. Effective as of January 1, 2007, Subparagraph 4.B. of the Lease is amended as follows:

“Monthly Installment. The Monthly Installment of rent payable each month during the remaining Lease Term shall be the following:

TIME PERIOD	MONTHLY INSTALLMENT
1/1/2007-12/31/2011	$80,640.00

The Monthly Installments of rent for the period prior to January 1, 2007 shall remain as set forth in the First Amendment.

4. Authority. Each individual executing this Amendment on behalf of Landlord and Tenant represents and warrants that he or she is duly authorized to and does execute and deliver this Amendment and that the same is binding on the party on whose behalf he or she is signing.

5. Effect of Amendment. This Amendment modifies the Lease. In the event of any conflict or discrepancy between the Lease and the provisions of this Amendment, the provisions of this Amendment shall control. As modified herein, the Lease shall remain in full force and effect and is hereby ratified by Landlord and Tenant.

6. Entire Agreement. The Lease, as modified by this Amendment, constitutes and contains the entire agreement between the parties, and there are no binding agreements or representations between the parties except as expressed in the Lease and this Amendment.

IN WITNESS WHEREOF, the parties have signed this Amendment, which, for reference purposes shall be deemed to have been dated as of the Effective Date.

LANDLORD:		TENANT:

SL Investments V, a Delaware limited liability company		CyberSource Corporation, a Delaware corporation

By:	/s/ JOHN J. BERTOLOTTI	By:	/s/ STEVEN PELLIZZER
Name:	John J. Bertolotti	Name:	Steven Pellizzer
Title:	Member	Title:	CFO

By:	/s/ ROBERT P. MOORE	By:	/s/ BLAKE BURKE
Name:	Robert P. Moore	Name:	Blake Burke
Title:	Member	Title:	Dir. Treasury